Exhibit 1

JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13G to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED this 14th of February, 2018.

CCG OPERATIONS, LLC

By:	/s/ Fred Ebrahemi
Name: Fred Ebrahemi
Attorney-in-Fact

CLEARLAKE CAPITAL PARTNERS, LLC

By:	/s/ Fred Ebrahemi
Name: Fred Ebrahemi
Attorney-in-Fact

CLEARLAKE CAPITAL PARTNERS II GP, L.P.

By:	/s/ Fred Ebrahemi
Name: Fred Ebrahemi
Attorney-in-Fact

CLEARLAKE CAPITAL PARTNERS II (MASTER), L.P.

By:	/s/ Fred Ebrahemi
Name: Fred Ebrahemi
Attorney-in-Fact

JOSÉ E. FELICIANO

By:	/s/ Fred Ebrahemi
Attorney-in-Fact

BEHDAD EGHBALI

By:	/s/ Fred Ebrahemi
Attorney-in-Fact

COLIN LEONARD

By:	/s/ Fred Ebrahemi
Attorney-in-Fact